Exhibit 99.2

CALMAN TECHNOLOGY LIMITED

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2022

CALMAN TECHNOLOGY LIMIITED
INDEX TO CONDENSED INTERIM FINANCIAL STATEMENTS
DECEMBER 31, 2022

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

Condensed Balance Sheets as of December 31, 2022 and September 30, 2022	1

Condensed Statements of Earnings for the Three Months Ended December 31, 2022 and 2021	2

Condensed Statements of Stockholders’ Equity for the Three Months Ended December 31, 2022 and 2021	3

Condensed Statements of Cash Flows for the Three Months Ended December 31, 2022 and 2021	4

Notes to Condensed Interim Financial Statements	5 – 6

CALMAN TECHNOLOGY LIMITED

CONDENSED BALANCE SHEETS

DECEMBER 31, 2022 AND SEPTEMBER 30, 2022

	December 31,	September 30,
	2022	2022
ASSETS
CURRENT ASSETS
Cash	$1,495,050	$1,432,344
Accounts Receivable	523,821	465,867
Inventory	611,275	566,767
Prepaid Expenses and Other	17,050	16,656
	2,647,196	2,481,634

PROPERTY AND EQUIPMENT
Property and equipment	831,203	770,680
Accumulated depreciation	(678,853)	(620,524)
	152,350	150,156

TOTAL ASSETS	$2,799,546	$2,631,790

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$-	$33,510
Accounts Payable and Accrued Expenses	351,430	349,535
Corporate Income Taxes Payable	283,911	263,238
	635,341	646,283

LONG-TERM LIABILITIES
Long-Term Debt, Net of Current Portion	-	117,285

STOCKHOLDERS’S EQUITY	2,164,205	1,868,222

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,799,546	$2,631,790

See notes to condensed financial statements.

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CALMAN TECHNOLOGY LIMITED

CONDENSED STATEMENTS OF EARNINGS

THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

	Three Months Ended
	December 31, 2022	December 31, 2021
NET SALES	$755,921	$901,522
COST OF GOODS SOLD	357,609	312,628
GROSS PROFIT	398,312	588,924
OPERATING AND ADMINISTRATIVE EXPENSES	209,463	253,587
EARNINGS FROM OPERATIONS	188,849	335,337
OTHER INCOME AND (EXPENSE)	(1,754)	151
EARNINGS BEFORE INCOME TAXES	187,095	335,488
INCOME TAXES	-	-
NET EARNINGS	$187,095	$335,488

See notes to condensed financial statements.

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CALMAN TECHNOLOGY LIMITED

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

	Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, October 1, 2021	$88,766	$1,250,021	$47,613	$1,386,400
Net Earnings	-	335,488	-	335,488
Foreign Currency Translation Adjustments	-	-	79,636	79,636
Dividends to Stockholders	-	(43,805)	-	(43,805)
Balance, December 31, 2021	$88,766	$1,541,704	$127,249	$1,757,719

	Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, October 1, 2022	$88,766	$2,127,848	$(348,392)	$1,868,222
Net Earnings	-	187,095	-	187,095
Foreign Currency Translation Adjustments	-	-	152,354	152,354
Dividends to Stockholders	-	(43,466)	-	(43,466)
Balance, December 31, 2022	$88,766	$2,271,477	$(196,038)	$2,164,205

See notes to condensed financial statements.

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CALMAN TECHNOLOGY LIMITED

CONDENSED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

	Three Months Ended
	December 31,	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings	$187,095	$335,488
Noncash Items Included in Net Earnings:
Depreciation	9,233	7,764
(Increase) Decrease In:
Accounts Receivable	(20,562)	(46,765)
Inventory	-	-
Prepaid Expenses and Other	879	663
Increase (decrease) In:
Accounts Payable and Accrued Expenses	(24,587)	97,081
Due To Officers	-	(276,335)
	152,058	117,896

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Property and Equipment	-	474
	-	474

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Note Payable	(156,492)	-
Dividends Paid	(43,466)	(43,805)
	(199,958)	(43,805)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	110,606	71,575

NET INCREASE IN CASH	(62,706)	146,140

CASH – BEGINNING	1,432,344	1,337,648
CASH – ENDING	$1,495,050	$1,483,788

See notes to condensed financial statements.

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CALMAN TECHNOLOGY LIMITED

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Organization – Calman Technology Limited (“Calman” or the “Company”) is a corporation organized under the laws of the United Kingdom and commenced operations on June 15, 1992.

2.	Operations – Calman, based outside Glasgow, Scotland, has over 25 years of experience in the design and manufacture of membrane keypads, graphic overlays and printed electronics.

3.	Method of Accounting – The Company’s policy is to prepare its financial statements on the accrual method of accounting whereby revenues are recognized when earned and expenses are recognized when incurred. This method of accounting conforms to generally accepted accounting principles (GAAP).

4.	Functional Currency Translation – The functional currency of the Company is the Pound Sterling (£). The assets and liabilities of the Company are translated at year-end rates of exchange, and the statements of earnings accounts are translated at the average rates of exchange for the period. The resulting translation adjustments are reported as a component of accumulated other comprehensive income within stockholders’ equity.

5.	Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of deposits in excess of insured limits and accounts receivable. These risks are managed by maintaining all deposits in high quality financial institutions and obtaining signed sales orders, and/or establishing credit limits with all customers. Management believes that the Company is not exposed to any significant credit risk as a result of these credit concentrations.

6.	Cash and Cash Equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

7.	Inventory – The Company’s inventory is valued at the lower of cost (first-in, first-out) or market.

8.	Property and Equipment – Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred whereas major betterments are capitalized. Depreciation is computed using the declining balance method over the assets’ estimated useful life ranging from three to ten years.

9.	Fair Value of Financial Instruments – The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their fair values based on their short-term nature. The recorded values of long-term debt approximate their fair values, as current interest rates approximate market rates.

10.	Revenue Recognition – The Company recognizes revenue in accordance with Topic 606 of the Financial Accounting Standards Board Accounting Standards Codification. Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by transferring goods or services to customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that the Company determines the customer has obtained control over the promised good or service. The amount of revenue recognized reflects the consideration of which the Company expects to be entitled in exchange for the promised goods or services. Revenue is recognized when orders are shipped or services are rendered. All revenue for the three months ended December 31, 2022 and 2021 was determined to be performance obligations satisfied at a point in time.

11.	General and Administrative Expenses – These expenses are charged to operations as incurred and are not allocated to cost of sales.

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12.	Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

B. ACCOUNTS RECEIVABLE:

The Company utilizes the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, an estimate of uncollectible customer balances is made based on the Company’s prior history and other factors such as the credit quality of the customer and economic conditions of the market. Based on these factors, at December 31, 2022 and September 30, 2022, no allowances for doubtful accounts were recorded.

C. CORONAVIRUS BUSINESS INTERRUPTION LOAN:

On March 29, 2021, the Company received loan proceeds from the Bank of Scotland in the amount of $202,200 under the Coronavirus Business Interruption Loan Scheme (CBIL). The CBIL provides for loans to qualifying businesses that have been negatively impacted by COVID-19. The loan was unsecured and payable in monthly installments of approximately $3,370 plus interest commencing in April 2022. At December 31, 2022 and September 30, 2022, the amounts outstanding on this loan were $0 and $150,795, respectively.

D. OPERATING LEASES:

The Company leases its manufacturing, distribution and office space in Irvine, Scotland under a lease expiring February 28, 2023. Rent expense for the three months ended December 31, 2022 and 2021 amounted to $10,944 and $11,988, respectively.

E. CONTINGENT LIABILITIES:

The Company has certain contingent liabilities and is a party to various claims and actions arising in the ordinary course of business. Management is of the opinion that all such matters are without merit or are of such kind or involve such amounts that unfavorable disposition would not have a material effect on the financial position of the Company.

F. SUBSEQUENT EVENTS:

Management has evaluated events occurring after the balance sheet date through June 2, 2023, the date on which these financial statements were available to be issued. On March 17, 2023, Interlink Electronics, Inc. acquired all of the Company’s outstanding shares for approximately GB£4,127,000 (approximately $4,912,000), subject to adjustment based on the extent if any to which our net working capital at closing is more or less than GB£600,000 (approximately $714,000).

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